UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDED FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: September 26, 2001

STEMCELL GLOBAL RESEARCH, INC.

(Exact name of registrant as specified in its chapter)

NEVADA

(State or other jurisdiction of incorporation)

88-0407473

(IRS Employer Identification No.)

000-26557

(Commission File Number)

9978 Washington Street, Camp Dennison, Ohio 45111

(Address of principal executive offices)

Registrant's telephone number, including area code: (513) 831-8007

Item 4 Changes in Registrant's Certifying Accountant

1. i. Registrant's primary accountant, Jerry Donnellon, resigned on March 15, 2001.

ii. No reports on the financial statements prepared by Mr. Donnellon since October 9, 2000, date on which he was retained, contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principals.  Mr. Donnellon prepared the unaudited financial statements for the periods ended September 30, 2000, March 31, 2001 and June 30, 2001.

iii. The decision to change accountants was approved by the Board on March 15, 2001.

iv. During the registrant's two most recent fiscal years, and the interim period through March 15, 2001, there were no disagreements with Mr. Donnellon on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused it to make reference to the subject matter of the disagreements in connection with its report.

2. i. The registrant retained the services of Tom Harris on March 15, 2001 as their principal accountant.

ii. The registrant did not contact the new accountant prior to its engaging the new accountant regarding the application of accounting principals to a specified transaction, or the type of audit opinion that might be rendered on the registrant's financial statements.

iii. The registrant did not contact the new accountant prior to its engaging the new accountant regarding any matter that was either the subject of a disagreement or a reportable event.

3. The registrant has provided a copy of this report, on or prior to the date of filing this report with the Commission, to Mr. Donnellon and requested that he furnish the registrant with a letter addressed to the Commission stating his approval of or disagreement with the disclosures made herein. Such letter is attached hereto as an exhibit.

Stemcell Global Research, Inc.

Dated: September 26, 2001

/s/ David A. Leytze

David Leytze
Director, Vice President, CFO, Secretary/Treasurer